Exhibit 23.1

Consent of Ernst & Young LLP

Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Plan, 2007 Equity Incentive Plan and 2007 Employee Stock Purchase Plan of Infinera Corporation of our report dated February 8, 2008, with respect to the consolidated financial statements and schedule of Infinera Corporation included in its Annual Report (Form 10-K) for the year ended December 29, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

April 29, 2008